SCHEDULE 14(A) INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ] Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

[X ] Definitive Proxy Statement

[    ] Definitive Additional Materials

[    ] Soliciting Material Pursuant to §240.14a-12.

AMCAST INDUSTRIAL CORPORATION (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X ] No fee required.

[    ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[    ] Fee paid previously with preliminary materials.

[    ] Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,

 or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INDUSTRIAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD DECEMBER 17, 2003

To the Shareholders of Amcast Industrial Corporation:

The Annual Meeting of Shareholders of Amcast Industrial Corporation will be held at the Hilton O’Hare, O’Hare International Airport, Chicago, Illinois 60666, on Wednesday, December 17, 2003, at 10:00 a.m., C.S.T., for the purpose of considering and voting upon:

1.	Election of three directors to serve for a term of three years; and

2.	Transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors of the Company has fixed the close of business on October 20, 2003, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

It is important that your shares be represented at the meeting. For that reason we ask that you please mark, date, sign, and return the enclosed proxy in the envelope provided or provide your broker with voting instructions. Giving the proxy will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Jeffrey A. McWilliams, Secretary

Washington Park I

7887 Washington Village Drive

Dayton, Ohio 45459

November 10, 2003

INDUSTRIAL CORPORATION

PROXY STATEMENT FOR 2003 ANNUAL MEETING

GENERAL INFORMATION

This proxy statement is furnished to shareholders of Amcast Industrial Corporation, an Ohio corporation (hereinafter the “Company”), in connection with the solicitation by its Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held on December 17, 2003, and any adjournment thereof. The Company has one class of shares outstanding, namely Common Shares, of which there were 9,273,515 outstanding at the close of business on October 20, 2003. The close of business on October 20, 2003 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, and each such shareholder is entitled to one vote per share.

All Common Shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the shareholder’s directions specified on the proxy. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares will be voted in accordance with the Board of Directors’ recommendations. A shareholder signing and returning the accompanying proxy has the power to revoke it at any time prior to its exercise by voting in person at the meeting, by delivering to the Company a later dated proxy, or by giving notice to the Secretary of the Company in writing or in open meeting but without affecting any vote previously taken.

The presence, in person or by properly executed proxy, of the holders of a majority of the Company’s outstanding shares is necessary to constitute a quorum at the Annual Meeting. Shares represented by proxies received by the Company will be counted as present at the Annual Meeting for the purpose of determining the existence of a quorum, regardless of how or whether such shares are voted on a specific proposal. Abstentions will be treated as votes cast on a particular matter as well as shares present at the Annual Meeting. Where nominee shareholders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners of such shares (“Broker Nonvotes”), such Broker Nonvotes will not be treated as either votes cast or shares present.

This proxy statement and the accompanying form of proxy were first mailed to shareholders on or about November 10, 2003.

ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes. Each class is comprised of three directors, and one class is elected at each Annual Meeting of Shareholders for a term of three years.

At the 2003 Annual Meeting, shareholders will elect three directors who will hold office until the Annual Meeting of Shareholders in 2006. Peter H. Forster and Bernard G. Rethore, whose terms of office expire at the Annual Meeting, are not standing for re-election and are retiring from the Board. The Board has nominated Robert C. Ayotte, Leo W. Ladehoff, and Richard A. Smith for election as directors at the 2003 Annual Meeting.

It is the intention of the proxy agents named in the accompanying proxy to vote such proxy for the election of Messrs. Ayotte, Ladehoff, and Smith. Should any of them be unable to accept the office of director, an eventuality that is not anticipated, proxies may be voted with discretionary authority for a substitute nominee or nominees designated by the Board of Directors.

Set forth below is information about the three nominees for election as a director and the directors whose terms of office will continue after the 2003 Annual Meeting.

Nominees for a Term of Office Expiring in 2006

ROBERT C. AYOTTE, age 64, is formerly President and Chief Executive officer of Saint-Gobain Ceramics & Plastics, Inc., holding company for Saint-Gobain’s industrial ceramics and specialty plastics businesses in the U.S. and Canada. Mr. Ayotte retired from that position in December, 2000. Previously, Mr. Ayotte was chairman of both Saint-Gobain Performance Plastics, Inc. and Saint-Gobain NorPro, Inc., as well as executive vice-president of Norton Company, a wholly owned subsidiary of Saint-Gobain. Mr. Ayotte continues to consult with Saint-Gobain. Mr. Ayotte is also a director of The Glenview Trust Company.

LEO W. LADEHOFF, age 71, has been a director of the Company since 1978. Mr. Ladehoff was Chairman of the Board of the Company from February 2001 to April 2002 and from December 1980 to December 1997. He served as Chief Executive Officer of the Company from May 1979 to March 1995.

RICHARD A. SMITH, age 57, is Executive Vice President and Chief Financial Officer for Lennox, International Inc., in Richardson, Texas. Mr. Smith was named Chief Financial Officer for Lennox International, Inc. in 2001 and was previously Chief Financial Officer and Chief Administrative Officer for Zonetrader.com, a leading provider of full-service asset management solutions. Prior to joining Zonetrader.com, Mr. Smith had served since 1990 as Vice President of Finance and Chief Financial Officer for Arvin Industries, Inc. (now ArvinMeritor, Inc.), a leading global manufacturer of automotive components.

Directors Continuing in Office Until 2005

DON R. GRABER, age 59, has been a director of the Company since July 2001. Mr. Graber has been Chairman, President and Chief Executive Officer of Huffy Corporation (a manufacturer of sporting goods and provider of retail services) since December 1997; from 1996 to 1997, he was President and Chief

Operating Officer of Huffy Corporation. Previously, Mr. Graber was President of Worldwide Household Products Group of The Black & Decker Corporation. Mr. Graber is also a director of Precision Castparts Corp. and MTC Technologies.

JOSEPH R. GREWE, age 55, has been a director of the Company since April 8, 2002. Mr. Grewe has been President and Chief Executive Officer of the Company since July 2003 and served as President and Chief Operating Officer of the Company from April 2002 to July 2003. Mr. Grewe was Group President, Film & Fabrics from 2001 to 2002 and Divisional Vice President, Fluid Systems from 1999 to 2001, of Saint-Gobain (a diversified, multi-national group of manufacturing companies headquartered in France, active in glass, high-performance materials and construction products). From 1998 to 1999, Mr. Grewe was Executive Vice President, Commercial Business and from 1996 to 1998 Vice President, Operations of Furon Company (a designer, developer and manufacturer of engineered polymer products).

R. WILLIAM VAN SANT, age 65, has been a director of the Company since October 1993. Mr. Van Sant is an Operating Partner with Norwest Equity Partners. Mr. Van Sant was Chairman and Chief Executive Officer of Nortrax, Inc. (a national retail distributor of John Deere construction and allied equipment) from December 1999 to February 2001. From December 1991 to May 1998, Mr. Van Sant was Chairman and Chief Executive Officer of Lukens Inc. and from October 1991 to December 1991, he was President and Chief Operating Officer of Lukens Inc. Mr. Van Sant is also a director of H.B. Fuller Company.

Directors Continuing in Office Until 2004

WALTER E. BLANKLEY, age 68, has been a director of the Company since February 1994. Mr. Blankley, retired, was Chairman from April 1993 to December 2000 and was Chief Executive Officer from April 1990 to September 1999 of Ametek, Inc. (a manufacturer of electrical motor blowers and precision electronic instruments). Mr. Blankley is also a director of CDI Corporation.

BYRON O. POND, age 67, has been a director of the Company since February 2001. Mr. Pond has been Chairman of the Board of the Company since April 2002. Mr. Pond served as Chairman and Chief Executive Officer of the Company from April 2002 to July 2003. From February 2001 to April 2002, Mr. Pond was President and Chief Executive Officer of the Company. From 1996 to 1998, Mr. Pond served as Chairman and Chief Executive Officer of Arvin Industries, Inc. (a leading manufacturer of automotive emission and ride control systems) and from 1993 to 1996 as President and Chief Executive Officer of Arvin. He became Arvin’s President and Chief Operating Officer in 1991. Mr. Pond is also a director of Cooper Tire & Rubber Company, Precision Castparts Corp. and GSI Lumonics.

WILLIAM G. ROTH, age 65, has been a director of the Company since December 1989. Mr. Roth, retired, was Chairman of Dravo Corporation (a natural resource company producing lime and construction aggregates) from June 1987 to April 1994; and from June 1987 to January 1990, he was its Chairman and Chief Executive Officer.

Certain Information Concerning the Board of Directors

There were ten meetings of the Board of Directors during fiscal 2003. The Board of Directors had four standing committees in fiscal 2003 (the number of meetings of each of these committees is shown in parentheses): Executive Committee (1), Audit, Finance and Pension Committee (9), Governance and Nominating Committee (6) and Compensation and Benefits Committee (3). The Audit, Finance and Pension Committee was renamed the Audit Committee on October 14, 2003.

The Executive Committee (Messrs. Grewe [Chairman], Blankley, Roth, and Van Sant), is authorized, in intervals between meetings of the Board of Directors, to exercise all the powers of the Board with the exception of filling vacancies on the Board or any board committee.

The Audit Committee (Messrs. Van Sant [Chairman], Blankley and Graber), now appoints the independent auditors, reviews the independence of such auditors, approves the scope of the annual audit activities of the independent auditors, reviews the audit activities of the Company’s internal auditors, reviews audit results and reviews the administration of retirement plans, investment manager and trustee performance, and the results of independent audits of plan financial statements. The Audit Committee Charter, adopted by the Board and included as Appendix A to this Proxy Statement more specifically sets forth the duties and responsibilities of the Audit Committee.

The Compensation and Benefits Committee (Messrs. Roth [Chairman], Forster, and Graber) oversees the Company’s compensation and benefit plans for directors, officers and key employees and acts in an advisory capacity to the Board of Directors in all matters relating to the compensation of directors and officers.

The Governance and Nominating Committee (Messrs. Blankley [Chairman], Rethore and Van Sant) recommends the criteria and qualifications for board membership, recommends to the Board candidates for election as directors, recommends to the Board the composition of committees of the Board, provides annually to the Board an assessment of Board and individual director performance, reports annually to the Board on director compensation in relation to comparable companies and current best practices of public companies. If a shareholder desires to recommend to this Committee a person to consider for nomination as a director of the Company, the shareholder should give written notice to the Secretary of the Company, at the Company’s principal executive office, Washington Park I, 7887 Washington Village Drive, Dayton, Ohio, 45459, at least 120 days before the date of the meeting of shareholders at which directors are to be elected. Such notice should state the name, age, business and residence address of the proposed candidate, and the principal occupation or employment of the proposed candidate.

Each current director attended 75% percent or more of the meetings of the Board of Directors and committees on which he served held during his term as a director in fiscal 2003.

Each non-employee director receives a yearly stipend of $16,000, which is payable in cash or Company shares at the option of the director, and an annual award of 200 restricted shares of the Company and is paid $1,000 for each Board or committee meeting that he attends. Non-employee directors who chair a standing committee receive an additional $3,000 yearly stipend. A director may elect to defer receipt of fees payable to him into a cash account upon which the Company pays interest or, at the director’s option, into Company shares. Payment of deferred amounts commences after the director ceases to be a director or on an earlier date as specified by him.

The Company’s 1999 Director Stock Incentive Plan provides that options to purchase up to a maximum of 250,000 shares may be granted to directors who are not employed by the Company. Under the plan, each nonemployee director, who is a director of the Company on the first business day of January of each year, is automatically granted an option to purchase 1,500 shares at an option price per share equal to the fair market value of a share on the date of grant. Options become exercisable one year after grant. Beginning in 2004, non-employee director restricted share and stock option grants will be suspended.

AUDIT COMMITTEE REPORT TO SHAREHOLDERS

The Audit Committee is comprised of three members of the Company’s Board of Directors. Each member of the Audit Committee is independent as an outside director. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which the Board of Directors adopted on October 14, 2003. A copy of this charter is included as Appendix A to this Proxy Statement. The Audit Committee, among other things, (i) recommends to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K and (ii) selects the independent auditors to audit the books and records of the Company.

The Audit Committee has (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended August 31, 2003 with the Company’s management and with the Company’s independent auditors; (ii) discussed with the Company’s independent auditors the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards, AU Section 380); and (iii) received and discussed the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). The Committee also discussed with the independent auditors its evaluation of the Company’s internal controls and overall quality of the Company’s financial reporting. Based on such review and discussions with management and the independent auditors, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2003 for filing with the U.S. Securities and Exchange Commission.

Respectfully submitted,

AUDIT COMMITTEE

William Van Sant, Chairman

Walter E. Blankley

Don R. Graber

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of the Company and owners of more than 10 percent of the Company’s common shares to file an initial ownership report with the Securities and Exchange Commission and additional reports listing subsequent changes in their ownership of common shares. The Company believes, based on information provided to the Company by the persons required to file such reports, that all filing requirements applicable to such persons during the period from September 1, 2002 through August 31, 2003 have been met, except that the

Company inadvertently failed to timely file a Form 4 report on behalf of Byron O. Pond, Chairman, for a transaction that occurred on March 3, 2003. The Company filed the Form 4 report on behalf of Mr. Pond on June 4, 2003.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Set forth in the table below is information as of October 20, 2003, with respect to the number of Common Shares of the Company beneficially owned by each director, nominee for director and certain executive officers of the Company and by all directors, nominees and executive officers as a group. For purposes of this table, an individual is considered to “beneficially own” any Common Shares (i) over which he exercises sole or shared voting or investment power or (ii) which he has the right to acquire at any time within 60 days after October 20, 2003.

Individuals or Group	(A) Number of Shares, Including Option Shares Shown in Column (B), Beneficially Owned as of 10/20/03(1)(2)(3)	(B) Option Shares Which May be Acquired Within 60 Days of 10/20/03
Robert C. Ayotte	0	0
Walter E. Blankley	28,844	6,000
Peter H. Forster	31,491	6,000
Don R. Graber	2,400	1,500
Joseph R. Grewe	150,000	150,000
Leo W. Ladehoff	256,226	126,000
Byron O. Pond.	309,042	250,000
Bernard G. Rethore	21,791	4,500
William G. Roth	58,491	6,000
Richard A. Smith	0	0
R. William Van Sant	39,399	16,000
Francis J. Drew	102,576	100,000
James R. Van Wert	55,322	49,827
Dean Meridew	67,500	61,371
Directors, nominees and executive officers as a group (21) persons	1,235,948	859,798

(1)	Unless otherwise indicated, voting power and investment power are exercised solely by the named individual or are shared by such individual and his immediate family members.
(2)	Mr. Pond beneficially owns 3.25% of the outstanding Common Shares. Mr. Ladehoff beneficially owns 2.73%; Mr. Grewe beneficially owns 1.59%; and Mr. Drew beneficially owns 1.09%. No other director or officer owns in excess of 1% of the Common Shares. Directors, nominees and executive officers as a group own 13.154% of the Common Shares. Percentages are calculated on the basis of the number of shares outstanding at October 20, 2003, plus the number of shares subject to outstanding options held by the individual or group which are exercisable within 60 days thereafter.
(3)	Mr. Ladehoff filed Form 144 with the SEC on October 20, 2003 indicating he intends to sell 63,000 shares of the Company’s common stock between October 21, 2003 and January 21, 2004.

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

ON EXECUTIVE COMPENSATION

Philosophy.    The Company’s executive compensation program is based on two objectives: provide market-competitive compensation opportunities and create a strong link among the interests of the shareholders, the Company’s financial performance and the total compensation of the Company’s executive officers.

The Compensation and Benefits Committee of the Board of Directors (the “Committee”) consists of three directors, none of whom is a past or present employee of the Company. The Committee meets periodically and reviews executive compensation and makes recommendations to the Board.

There are three components to the Company’s executive compensation program: annual salary, annual incentive compensation and long-term incentive compensation. Base salary and all forms of incentive compensation opportunities are set by periodic comparison to external rates of pay for comparable positions within the industry.

Salaries.    Base salaries are targeted at the midpoint of competitive data as measured by Watson Wyatt, and other similar services. Individual variability is based on performance with regard to business acumen, management competencies and personal competencies, determined by individual achievement in a number of areas, including earnings adequacy, business planning, asset management, leadership, staffing and development, customer satisfaction and quality commitment. Adjustments are considered periodically, based upon general movement in external salary levels, individual performance and potential and changes in the executive’s duties and responsibilities. Mr. Pond served as Chief Executive Officer in fiscal 2003 until July 15, 2003, when Mr. Grewe was promoted from President and Chief Operating Officer to President and Chief Executive Officer. Mr. Pond’s fiscal 2003 salary was within the competitive range for chief executive officers in similar circumstances. Mr. Grewe’s fiscal 2003 salary is within the competitive range for chief executive officers in similar circumstances. For other Named Executive Officers, the Company paid salaries at or near the competitive data midpoint during fiscal 2003.

Annual Incentives.    Annual incentives for Named Executive Officers are a function of plan profit, net operating asset targets and the achievement of personal goals. These are paid on the basis of preset performance measures for the Company and for the operating divisions or subsidiaries which are established by the Board. Payments on individual achievement of personal goals by such officers during the fiscal year are also determined by the Board. Performance by the Company or a specific division or subsidiary at below preset levels results in the elimination of annual incentive awards for the responsible officers for payments based on profit or on net operating assets. Mr. Pond declined an annual incentive payment for fiscal 2001 and 2002. Mr. Grewe received a discretionary incentive of $75,000 in fiscal 2003.

Long-Term Incentives.    Long-term incentives have been provided in the past under the Long-Term Incentive Plan (“LTIP”). The LTIP provides for grants of two types of awards: stock options and cash awards. No awards were granted under the LTIP after the grants on the first day of fiscal 2001 and the program is currently suspended. In fiscal 2003, the grants issued in fiscal 2000 matured but no payments were made since the Company’s average annual ROE during the period was less than the targeted threshold for payment.

1999 Stock Incentive Plan.    Stock option grants are awarded to the Named Executive Officers and other employees under the 1999 Stock Incentive Plan. The grant of stock options to senior executives provides additional compensation and more strongly aligns their interests with those of the shareholders. None of the Named Executive Officers will realize a benefit from the options unless and until the market price of the Company’s common shares increases.

No employee of the Company received remuneration from the Company in excess of $1,000,000 in fiscal 2003.

The Committee believes that its compensation plans compensate executives appropriately and competitively.

Respectfully submitted,

COMPENSATION AND BENEFITS COMMITTEE

William Roth, Chairman

Peter H. Forster

Don R. Graber

EXECUTIVE COMPENSATION

The following table presents for fiscal years ended August 31, 2003, 2002 and 2001 the compensation earned as each person who served as the Chief Executive Officer in fiscal 2003 and the other four other most highly compensated executive officers of the Company in fiscal 2003 whose salary and bonus exceeded $100,000 (the “Named Executive Officers”) for services they performed in all capacities to the Company and its subsidiaries during such years.

SUMMARY COMPENSATION TABLE

					Long Term Compensation
					Awards	Payouts
		Annual Compensation
Name and Principal Position	Year	Salary	Bonus		Shares Underlying Options Granted(1)	LTIP Payouts	All Other Compensation(2)
Byron O. Pond	2003	$426,924	$210,603		0	0	0
Chairman of the Board(3)(5)	2002	$430,000	0	(4)	0	0	0
	2001	$237,113	0	(4)	250,000	0	0

Joseph R. Grewe	2003	$362,001	$277,475		0	0	$38,577
President and Chief Executive	2002	$134,616	$116,667		150,000	0	0
Officer(3)(5)

Francis J. Drew	2003	$276,750	$151,723		0	0	$2,338
Vice President, Finance and	2002	$256,000	$92,000		30,000	0	$3,020
Chief Financial Officer(5)	2001	$91,115	$30,000		70,000	0	0

Dean Meridew	2003	$180,000	$66,240		0		$2,345
Vice President and General	2002	$170,962	$96,448		20,000	0	$1,755
Manager, North American	2001	$160,000	$43,906		18,719	0	$2,028

James R. Van Wert	2003	$190,000	$59,185		0	0	$1,535
Vice President, Technology	2002	$184,350	$59,868		15,000	0	$3,081
	2001	$181,085	$18,585		19,941	0	$2,216

(1)	Reflects number of shares subject to options granted under the 1999 Stock Incentive Plan and inducement options granted to Messrs. Pond, Grewe and Drew.
(2)	Reflects the dollar value of Company shares contributed to officer accounts in defined contribution plans which are available to all salaried employees of the Company. Pursuant to Mr. Grewe’s employment agreement with the Company, Mr. Grewe received $28,000 to replace a bonus he would have received from his prior employer, and $10,577 of interest related to a loan from a prior employer.
(3)	Mr. Pond served as Chief Executive Officer of the Company in fiscal 2003 until Mr. Grewe succeeded him on July 15, 2003. Mr. Pond was entitled to a salary of $430,000 for fiscal 2003. Pursuant to Mr. Pond’s request, the Company paid $80,000 of his annual salary for fiscal 2003 in Amcast Common Shares. Mr. Pond’s salary includes cash and non-cash compensation.
(4)	Mr. Pond declined an incentive payment for fiscal 2002 and fiscal 2001.
(5)	Mr. Pond joined the Company on February 14, 2001, Mr. Grewe on April 8, 2002, and Mr. Drew on April 4, 2001.

STOCK OPTIONS

No stock options were granted in fiscal 2003 to the Named Executive Officers.

OPTION EXERCISES

The following table sets forth information, with respect to the Named Executive Officers, concerning their exercise of options during the Company’s fiscal year ended August 31, 2003 and the unexercised options held by such executives at August 31, 2003.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2003

AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at Fiscal Year-End Exercisable(E) Unexercisable(U)		Value of Unexercised In-The-Money Options at Fiscal Year-End Exercisable(E) Unexercisable(U)(1)
Byron O. Pond	0	$0	250,000	(E)	$0	(E)
			0	(U)	$0	(U)

Joseph R. Grewe	0	$0	150,000	(E)	$0	(E)
			0	(U)	$0	(U)

Francis J. Drew	0	$0	100,000	(E)	$0	(E)
			0	(U)	$0	(U)

Dean Meridew	0	$0	61,371	(E)	$0	(E)
			0	(U)	$0	(U)

James R. Van Wert	0	$0	49,827	(E)	$0	(E)
			0	(U)	$0	(U)

(1)	At August 31, 2003, all option exercise prices were higher than the market price of a common share of the Company.

LONG-TERM INCENTIVE PLAN

The following table sets forth certain information as to awards under the Company’s Long-Term Incentive Plan (“LTIP”) granted in fiscal 2003.

LONG-TERM INCENTIVE PLAN—AWARDS IN FISCAL 2003

Name	Percentage of Salary(1)	Performance or Other Period Until Maturation or Payout(2)	Estimated Future Payouts
			Threshold	Target	Maximum
Byron O. Pond	0	0	0	0	0
Joseph R. Grewe	0	0	0	0	0
Francis J. Drew	0	0	0	0	0
Dean Meridew	0	0	0	0	0
James R. Van Wert	0	0	0	0	0

(1)	Awards consist of the designation of target percentages of annual salary to be paid at the end of the performance period if the Company achieves certain performance objectives. No payout occurs unless the Company achieves certain threshold performance objectives. Above the threshold, payouts may be greater or less than the target percentage to the extent that the Company’s performance exceeds or fails to meet the target objectives specified in the plan. Payouts under the LTIP are based on the Company achieving designated percentages of Return on Equity (ROE).
(2)	Grants are typically made the first day of the fiscal year. The performance period includes fiscal year 2003, 2004 and 2005. The future payouts, if any, are based upon fiscal year 2003 salaries. No awards were made on the first day of fiscal 2004. The plan is currently suspended except for possible pay-outs from awards made in prior fiscal years.

RETIREMENT PLANS

The Company has a noncontributory, defined benefit pension plan for officers and other salaried employees, which is a qualified plan under applicable provisions of the Internal Revenue Code (the “Pension Plan”). Retirement benefits under the Pension Plan for most participants (including Messrs. Grewe, Drew and Meridew) are calculated on the basis of credited years of service the employee has with the Company, as well as the employee’s annual earnings during the employee’s years of employment using a “cash balance” benefit formula. Retirement benefits for certain “grandfathered” participants (including Messrs. Pond and Van Wert) are calculated on the basis of credited years of service, as well as the employee’s average annual earnings for the three highest consecutive years during the employee’s last ten years of employment using a “final average earnings” benefit formula. In all cases, the maximum annual retirement benefit that may be paid under the Pension Plan to any participant under present law is $160,000.

The Company also has a Nonqualified Supplementary Benefit Plan (the “Supplemental Plan”), which provides supplemental retirement benefits for Messrs. Pond, Grewe, Drew, Meridew, Van Wert and other persons as they become eligible for participation in the plan under criteria established by the Board. This benefit is equal to the excess of (a) the benefit that would have been payable to the participant under the Pension Plan without regard to certain annual retirement income and benefit limitations imposed by federal law, over (b) the benefit payable to the participant under the Pension Plan. Special provisions of the Supplemental Plan provide enhanced benefits to Messrs. Grewe and Van Wert by, among other things, crediting them with three additional years of service and age. Messrs. Pond, Drew and Meridew will not receive the enhanced benefits provided to certain individuals under the Supplemental Plan.

Earnings for the purpose of calculating retirement benefits include salary and bonuses as shown in the Summary Compensation Table. The actual years of service at October 20, 2003, for executive officers named in the Summary Compensation Table, were as follows: Mr. Pond—2.7, Mr. Grewe—1.5, Mr. Drew—2.5, Mr. Meridew—18.8, and Mr. Van Wert—6.3.

The Pension Plan and Supplemental Plan benefits payable to Messrs. Grewe, Drew and Meridew are determined under the cash balance benefit formula. Under the cash balance benefit formula, the actuarial equivalent (based on interest and mortality assumptions designated in the plan) of benefits earned as of July 1, 1999 was used to established an opening account balance. Each year a percentage of an employee’s earnings is credited to the account in accordance with the following table:

Years of Service	On Earnings up to 100% of The Social Security Taxable Wage Base	On Earnings in Excess of 100% of The Social Security Taxable Wage Base
Up to 6 years	2.00%	4.00%
7 to 13 years	2.25%	4.50%
14 to 20 years	2.50%	5.00%
21 to 27 years	2.75%	5.50%
28 years and over	3.00%	6.00%

Each account is also credited annually with interest. The interest credit is the rate on 10-year Treasury Bonds in effect for the October immediately preceding the calendar year for which the interest is being credited, with a minimum rate of 4% and a maximum of 10%. Upon retirement, the employee may receive benefits in the form of a lump sum payment equal to the participant’s cash balance account or the present value of the participant’s accrued benefit, if greater, or a monthly annuity equal to the actuarial equivalent of the cash balance account.

The estimated annual benefits payable at normal retirement age (as determined under the Pension Plan) in the form of an annuity to Messrs. Grewe, Drew and Meridew are $16,844, $12,892, and $40,165, respectively. In making these estimates, the assumptions used were (i) that 2002 pay remains level to normal retirement age; (ii) that the interest crediting rate for all years is 4.00%, which is the rate used for the 2003 plan year; and (iii) the projected cash balance at normal retirement age was converted to an annuity using an interest rate of 4.96% and the 1994 Group Annuity Reserve Table projected to 2002 for Males and Females.

The following table shows the estimated maximum annual retirement benefits payable under the cash balance benefit formula:

PENSION PLAN TABLE

“Cash Balance” Benefit Formula

Annual Earnings	10 Years	15 Years	20 Years	25 Years
$200,000	$ 6,632	$11,427	$17,484	$ 25,211
250,000	8,751	15,077	23,070	33,266
300,000	10,869	18,728	28,656	41,321
350,000	12,988	22,379	34,241	49,375
400,000	15,107	26,030	39,827	57,430
450,000	17,226	29,680	45,413	65,485
500,000	19,344	33,331	50,999	73,540
550,000	21,463	36,982	56,585	81,594
600,000	23,582	40,632	62,171	89,649
650,000	25,701	44,283	67,757	97,704
700,000	27,820	47,934	73,343	105,758

The Pension Plan and Supplemental Plan benefits payable to Messrs. Pond and Van Wert are determined under the final average earnings benefit formula. The following table shows the estimated maximum annual retirement benefits payable under the Pension Plan and Supplemental Plan at selected earnings levels after various years of service under the final average earnings benefit formula. Amounts shown are straight-life annuity amounts and are not subject to any deduction for social security.

PENSION PLAN TABLE

“Final Average Earnings” Benefit Formula

Final Average Annual Earnings	10 Years	15 Years	20 Years	25 Years
$200,000	$ 47,472	$ 71,208	$ 94,944	$118,680
250,000	59,972	89,958	119,944	149,930
300,000	72,472	108,708	144,944	181,180
350,000	84,972	127,458	169,944	212,430
400,000	97,472	146,208	194,944	243,680
450,000	109,972	164,958	219,944	274,930
500,000	122,472	183,708	244,944	306,180
550,000	134,972	202,458	269,944	337,430
600,000	147,472	221,208	294,944	368,680
650,000	159,972	239,958	319,944	399,930
700,000	172,472	258,708	344,944	431,180

CERTAIN AGREEMENTS

The employment agreement between the Company and Mr. Pond provides that he will serve as Chief Executive Officer for a period ending February 15, 2004 subject to his right to resign upon notice to the Company. Mr. Pond is entitled to receive an annual salary of a minimum of $430,000 and annual discretionary incentive payments targeted at 65% of his salary based on achievement of goals established by the Board. Mr. Pond requested that his salary be reduced to $300,000 in July, 2003 and then further reduced to $215,000 in February, 2004. Mr. Pond has requested that Amcast pay $80,000 of his salary for its fiscal year ending August 31, 2003 in Amcast common shares payable in four quarterly installments of shares having a fair market value of $20,000 on the date of payment. Mr. Pond’s employment may be terminated because of his death, disability, breach or at the will of the Company. If Mr. Pond’s employment is terminated for any reason other than death, disability or breach of the agreement by Mr. Pond, Mr. Pond would be entitled to receive his remaining salary and pro-rata bonus to the date of his termination plus his base salary for the twelve months following his termination. If Mr. Pond’s employment is terminated by the Company or by Mr. Pond for good reason (as defined in the agreement) within one year after a change in control of the Company (as defined in the agreement), Mr. Pond would be entitled to receive his base salary for 36 months following the termination plus the greater of three times his average annual bonus for the last three years or three times 32 ½% of his then current annual base salary and continuation of health benefits for up to eighteen months. In addition, he would be entitled to certain payments to offset any additional taxes which may be payable by him in the event any of the payments made to him by the Company as a result of a change of control are “parachute payments” as defined under Section 280G of the Internal Revenue Code.

The Company has entered into an employment agreement with Mr. Grewe, dated April 1, 2002, under which Mr. Grewe agrees to serve as President and Chief Operating Officer. Mr. Grewe is entitled to receive an annual salary of $350,000; annual incentive payments targeted at 50% of his salary retroactive to January 1, 2002, based on achievement of goals established by the Board; $28,000 in February 2003 and 2004 to replace the bonus he would have received from his prior employer; supplemental pension benefits should a change of control occur before he becomes vested in the Merged Pension Plan; additional supplemental pension benefits increase by three years his years of service with the Company once he becomes vested in the Merged Pension Plan; and a grant of an option to purchase an aggregate of 150,000 common shares of the Company at market price on the date of the grant. The Company also agreed to provide certain enhanced relocation benefits and to reimburse Mr. Grewe partially on an after-tax basis for interest he pays on a real estate loan arranged by Mr. Grewe’s prior employer until the earlier of the sale of the residence securing the loan or April 8, 2004. If Mr. Grewe’s employment is terminated by the Company other than for death or cause, Mr. Grewe would be entitled to receive his base salary for 12 months following the termination and a continuation of health benefits for up to twelve months. Effective  July 15, 2003, Mr. Grewe was promoted from President and Chief Operating Officer to President and Chief Executive Officer.

The Company has entered into severance agreements with Messrs. Drew, Grewe, and Meridew and 7 other employees of the Company. Under these agreements, each employee is entitled to severance benefits if his employment with the Company is terminated within two years of a change of control of the Company (as defined in the agreement) either by the employee for good reason or by the Company for any reason other than cause, disability, normal retirement, or death. In the event of a covered termination, severance benefits include a payment equal to one or two times the employee’s salary and recent incentive award, depending on the employee’s position and length of service with the Company. The agreements also provide for the payment of the cash value of the outstanding options in cancellation of the options and the continuance of life and health insurance coverage until the earlier of the employee becoming eligible for coverage by a subsequent employer or the expiration of one, two or three years. The agreements also protect the Company against the disclosure of confidential information and, in certain circumstances, require the employee to pay the Company 20% of the compensation received from a subsequent employer. Mr. Grewe’s non-disclosure provisions are set forth in his employment agreement with the Company.

At the request of the lenders under the Company’s bank credit agreement and as a condition of the Company’s loan extension under such agreement, the Company entered into a retention agreement with Messrs. Pond, Grewe and Drew, on August 29, 2003. The retention agreement is an inducement to Messrs. Pond, Grewe and Drew to remain with the Company until a transaction is completed that either refinances outstanding loans under the credit agreement or results in the sale of substantially all of the Company’s assets. Upon the occurrence of such an event and the satisfaction of certain conditions, the executives would participate in a transaction incentive pool, the aggregate amount of which would be equal to the sum of $1.6 million plus an additional payment that could range from 0.1% to 0.78% of the transaction proceeds. This agreement terminates upon completion of a transaction or January 1, 2007, whichever occurs first.

Mr. Ladehoff has entered into an amended consulting agreement with the Company under the terms of which Mr. Ladehoff’s services as an independent consultant to the Company were extended through August 31, 2004. Mr. Ladehoff is entitled to a monthly consulting fee at an annualized rate of $200,000 per year through February 28, 2003 and a reduced annualized rate of $100,000 per year from February 28, 2003 through August 31, 2004. The Company may terminate the consulting agreement on two weeks written notice. In the event of termination by the Company, Mr. Ladehoff is entitled to receive his remaining unpaid consulting fees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Leo W. Ladehoff’s son, Lance A. Ladehoff, is Vice President, Sales and Marketing, of Elkhart Products Corporation, a subsidiary of the Company. In such capacity, Lance Ladehoff was paid an annual salary of $145,021 in fiscal 2003.

COMPANY’S STOCK PERFORMANCE GRAPH

The following chart compares the cumulative total return to shareholders on the Company’s Common Shares for its last five fiscal years with the cumulative total return of the (a) Standard and Poor’s 500 Index (a broad equity market index) and (b) a Peer Group for the same periods. The Company is not a component of the S&P 500 or the Peer Group. The graph depicts the value on August 31, 2003, of a $100 investment made on August 31, 1998, in Company shares, the S&P 500 and the Peer Group, with all dividends reinvested.

The Peer Group is comprised of the following companies: Ampco-Pittsburgh Corp., Federal Mogul Corp., Harsco Corp., Hayes Lemmerz International, Inc., Intermet Corp., Kennametal Inc., Lawson Products Inc., Modine Mfg. Co., Mueller Industries, Inc., SPS Technologies Inc., Superior Industries International Inc., Timken Co., Trinity Industries Inc., Tyler Technologies, Inc. and Wolverine Tube Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth below is certain information about the only persons known by the Board of Directors of the Company to be a beneficial owner of more than five percent of the outstanding Common Shares of the Company as of October 20, 2003:

Name and Address	Number of Common Shares Beneficially Owned as of 10/20/03(1)	Percent of Class
First Carolina Investors, Inc.(2)	1,088,000	11.7%
1350 One M&T Plaza
Buffalo, NY 14203

Sligo Partners, LLC	668,000	7.2%
191 Peachtree Street, 16th Floor
Atlanta, GA 30303

Dimensional Fund Advisors Inc.(2)	603,000	6.5%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Robotti & Company, Incorporated	517,000	5.6%
52 Vanderbilt Avenue, Suite 503
New York, NY 10017

JB Capital Partners	515,000	5.6%
Alan Weber
23 Berkley Lane
Rye Brook, NY 10573

Towle & Company	515,000	5.6%
12855 Flushing Meadows Drive
St. Louis, MO 63131-1814

(1)	For purposes of this table, an individual is considered to "beneficially own" any Common Shares (a) over which he has the right to acquire beneficial ownership at any time within 60 days after October 20, 2003, or (b) over which he exercises sole or shared voting or investment power.
(2)	Dimensional Fund Advisors Inc. and First Carolina Investors, Inc. are investment advisors registered under the Investment Advisors Act of 1940.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Ernst & Young LLP served as the Company’s independent auditors for the year ended August 31, 2003. The Audit Committee, has appointed Ernst & Young LLP as independent auditors of the Company for the fiscal year ending August 31, 2004.

Fees Paid to Ernst & Young LLP

During fiscal 2003, Ernst & Young LLP not only acted as the Company’s independent auditors (services related to auditing the Company’s consolidated financial statements for fiscal 2003 and reviewing financial statements included in Quarterly Reports on Form 10-Q) but also rendered other services to the Company. The following table sets forth the aggregate fees billed by Ernst & Young LLP for audit services related to fiscal years 2003 and 2002 and for other services billed in the most recent two fiscal years:

Fees	Fiscal 2003	Fiscal 2002
Audit(1)	$415,000	$436,000
Audit-Related(2)	24,000	0
Tax(3)	49,000	58,000
All Other	4,000	0

Total	$492,000	$494,000

(1)	For services rendered for the audits of the consolidated financial statements of the Company, as well as statutory audits, review of financial statements included in Form 10-Q reports, issuance of consents, income tax provision procedures and assistance with review of documents filed with the Securities and Exchange Commission.
(2)	For services related to consultations concerning financial accounting and reporting standards.
(3)	For services related to tax compliance, tax return preparation, tax advice and tax planning.

In engaging Ernst & Young LLP to perform any services, the Audit Committee considered whether the provision of these services was compatible with maintaining Ernst & Young LLP’s independence.

Policy on Audit Committee Pre-Approval of Services Performed by the Independent Auditors

The Audit Committee’s policy is to approve at the beginning of each fiscal year all audit and permissible non-audit services to be provided by the independent accountant during that fiscal year. The Audit Committee pre-approves these services by authorizing specific projects within the categories of service outlined above, subject to a budget for each category. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. Periodically throughout the fiscal year, the independent auditor and management report to the Audit Committee the actual fees incurred versus the budgeted fees for particular matters.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to respond to appropriate questions from shareholders.

OTHER MATTERS

The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the meeting. However, if any other matters are properly brought before the meeting, it is intended that the holders of proxies in the enclosed form will vote thereon in their discretion.

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxy solicitations may be made by directors, officers and employees of the Company, personally or by telephone and telegram, without receiving additional compensation. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses.

FUTURE SHAREHOLDER PROPOSALS

The 2004 Annual Meeting of Shareholders is presently scheduled for December 15, 2004. A proposal by a shareholder intended for inclusion in the Company’s proxy statement and form of proxy for the 2004 Annual Meeting of Shareholders must, in accordance with applicable regulations of the Securities and Exchange Commission, be received by the Company Secretary on or before July 15, 2004, in order to be eligible for such inclusion.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly by a shareholder at the 2004 Annual Meeting, management will be able to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on September 28, 2004 and advises shareholders in the 2004 proxy statement about the nature of the matter and how management intends to vote on such matter or (2) does not receive notice of the proposal before the close of business on September 28, 2004.

The Company’s Code of Regulations, which is available upon request to the Corporate Secretary, provides that nomination for director may only be made by the Board of Directors (or an authorized board committee) or a shareholder entitled to vote who sends notice of the nomination to the Corporate Secretary not fewer than 50 days nor more than 75 days prior to the meeting date. Such notice is required to contain certain information specified in the Company’s Code of Regulations. For a nominee of a shareholder to be eligible for election at the 2004 Annual Meeting, the shareholder’s notice of nomination must be received by the Corporate Secretary between October 1, 2004 and October 26, 2004. This advance notice period is intended to allow all shareholders to have an opportunity to consider nominees expected to be considered at the meeting.

All submissions to, or requests from, the Corporate Secretary should be made to Amcast Industrial Corporation, Washington Park I, 7887 Washington Village Drive, Dayton, Ohio 45459.

By Order of the Board of Directors

Jeffrey A. McWilliams, Secretary

APPENDIX A

AUDIT COMMITTEE CHARTER

I.    Committee Role and Purpose.

The Committee’s principal role is to act on behalf of the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of all material aspects of the Company’s financial reporting, control and audit functions, except those specifically related to the responsibilities of another standing committee of the Board, and to select, retain, compensate, oversee and terminate the Company’s external auditors subject to ratification by the shareholders. The Committee’s role also includes coordination with other Board committees and the maintenance of strong, positive working relationships with management, external auditors, internal auditors, counsel and other Committee advisors. The Committee is further responsible for overseeing the Company’s Code of Business Conduct and reviewing and approving any waivers thereto for directors or senior management. As to the Company’s pension plans, the Committee is responsible for overseeing all such plans, including regulatory compliance; investment manager and trustee selection, retention and performance; and audits but excluding administration and oversight of pension plan benefits and amendments.

The Committee is expected to have open communications, including regular, private executive sessions, as appropriate, with the independent auditors, internal auditors and management and to report regularly to the Board.

II.    Committee Membership and Qualification.

The Committee shall be appointed by the Board of Directors and shall consist of at least three directors, each of whom shall be independent of management, as defined in applicable legislation and SEC regulations, not own directly or indirectly in excess of five percent of the Company’s outstanding shares, and not receive from the Company directly or indirectly, compensation for services beyond that paid for their services on the Board and Committees (i.e., not as consultants or legal or financial advisors). The members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

The Committee shall have access to its own counsel and other advisors at the Committee’s sole discretion.

III.    Meeting Frequency.

The Committee shall meet at least quarterly, as a Committee or through its Chairman, to review and assess quarterly and/or annual financial results, public releases and guidance to analysts and rating services. It should also meet in conjunction with at least two meetings of the full Board to carry out an annual plan of reviews and discussions with the independent and internal auditors and management, which covers the areas of primary Committee responsibility, next discussed.

IV.    Primary Committee Responsibilities.

The Committee shall review and assess:

Risk	Management—In reliance on management’s representations and the independent auditors’ review, the Company’s business risk and management process, including insurance coverage and the scope thereof, and the adequacy of the Company’s overall control environment and controls in selected areas representing significant financial and business risk.

Internal	Controls and Regulatory Compliance—In reliance on management’s representations and the independent auditors’ review, the Company’s system of internal controls for detecting and reporting financial errors, fraud and defalcations, legal violations, noncompliance with the Company’ Code of Business Conduct and significant conflicts of interest and related-party transactions.

Financial	Reporting and Controls—Financial statement issues and risks that may have a material impact or effect on reported financial information, the processes used by management to address such matters, related auditor views and the basis for audit conclusions. Material conclusions on audit work in advance of the public release of financials.

Auditor	Recommendations—Important external and internal auditor recommendations on financial reporting, controls, other matters and management’s response. The views of management and auditors on the overall quality of annual financial reporting.

External	Audit Responsibilities—Auditor independence and the overall scope and focus of the annual audit, including the scope and level of involvement with unaudited quarterly or other period information.

Internal	Audit Responsibilities—The annual internal audit plan and the process used to develop the plan. Status of activities, significant findings, recommendations and management’s response. Internal audit performance and changes in internal audit leadership and/or financial management.

Regulatory	Examinations—SEC inquiries and the results of examinations by other regulatory authorities in terms of important findings, recommendations and management’s response.

Annual	Reports and Other Major and Quarterly Regulatory Filings—Annual and quarterly financial information and such other information that the Committee deems necessary in advance of filings and/or distribution.

Corporate	Officer and Director Transactions—Management and Board member transactions with the Company to include reimbursement of expenses, personal use of Company assets, loans, stock transactions and/or paid advisory or other services performed for the Company. In addition, the Committee will be responsible for reviewing and overseeing the Company’s Code of Business Conduct and shall review and be responsible for approving any waivers thereof by directors or senior management.

While the Committee has the responsibilities and powers noted above, it is not the duty of the Committee to plan or conduct audits or to independently determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and/or regulatory requirements. Management remains responsible for preparing the Company’s financial statements and the independent auditors remain responsible for auditing them. Further, it is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s Code of Business Conduct. These are also responsibilities of management.

V.    Committee’s Relationship with External Auditors.

The Committee shall:

Select the firm of public accountants to audit the Company’s financial statements, determine and approve their compensation, evaluate their performance and, where appropriate, terminate their services to the Company, subject to shareholder ratification. The Committee shall also verify the independence of such firm, discussing with the Board any relationships that may adversely affect the independence of the auditor.

Have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee as representatives of the Company’s shareholders.

Discuss with the independent auditors their qualifications and independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. The Committee recognizes that it is the policy of the Company that employees of the independent auditors may not be employed by the Company as associates for at least five years following their departure from the firm.

Secure and review annually from the independent auditors their report describing the firm’s internal quality control procedures, material issues raised in any recent internal quality control or peer reviews, and any inquiry or investigation by governmental or professional authorities issued or commenced within the preceding five years and the resolution thereof.

Discuss with the independent auditors the overall scope and plans for its external audits and the fit with those being done internally, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor business risk and legal and ethical compliance programs. Further, the Committee shall meet at least quarterly in executive session with the independent auditors, with and without management present, to discuss the results of their examinations and any matters which the Committee seeks to raise or which the independent auditors judge that they should identify to the Committee. Finally, the Committee will make clear to the independent auditors that they can have access to the Committee between regular meetings at any time the independent auditors judge necessary.

Review the financial statements contained in the Company’s annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements presented to shareholders. The Committee shall also review with the independent auditors their assessment of the quality, not just the acceptability, of the Company’s significant accounting principles and underlying estimates as applied in its financial reporting and any important changes in accounting principles and the application thereof in both interim and annual financial reports.

Review, as a Committee or through its Chairman, the quarterly financial statements and earnings releases and selected financial data with management and the independent auditors prior to public release. Particular attention should be given to the quality and integrity of the results, including discussion of the adequacy and propriety of reserves and accruals, income and expense recognition practices and off-balance sheet transactions, if any. The Committee or its Chairman also shall determine that the independent auditors are satisfied with the quarterly results and the disclosure and content of the proposed press release.

Review management’s discussion and analysis of financial condition and results of operations contained in annual and quarterly financial statements with both management and the independent auditors.

Review and assess any material non-audit service to be provided by the independent auditors. As part of such review, the Committee will assess, among other things, whether the role of those performing the non-audit service would be inconsistent with the auditor’s role, whether the audit firm personnel would be assuming a management role or creating a conflicting interest with management, whether the project must be completed very quickly and whether the size of the fees for the non-audit services are appropriate.

Discuss periodically with the independent auditors their evaluation of the quality and effectiveness of the financial organization and its principal personnel in carrying out their duties on the Company’s behalf.

Discuss with the independent auditors their evaluation of the impact of opinions of the Financial Accounting Standards Board (FASB), releases of the Securities and Exchange Commission (SEC), and changes in tax laws and any other pertinent laws or regulations that could have a material impact on the Company’s financial condition and statements.

Review with the independent auditors any audit problems or difficulties encountered in performing their services and the response of management.

VI.    Committee’s Relationship with Internal Auditor.

The Committee shall:

Meet, at least annually, with the Company’s Director, Internal Audits, to review the internal audit program of the Company and its annual plan.

Receive periodic reports on such program, including information on audits completed and in progress and audits added to or deleted from the program. Such reports shall include a discussion of any major findings disclosed during the course of such audits, their implications and management’s response and plan of corrective action, as appropriate.

Meet periodically, but at least annually, with the internal auditors in executive session to discuss any matters which the Committee seeks to raise or which the internal auditors judge they should identify to the Committee. Ensure that the internal auditors understand that they can have access to the Committee at any time the internal auditors judge necessary.

VII.    Committee’s Pension Review Duties.

The Committee shall:

Oversee the Company’s defined benefit and defined contribution plans and review any recommended changes thereto.

Oversee the selection, retention, compensation and performance of all investment managers and trustees for such plans.

Meet periodically with plan investment managers and actuaries.

Select and retain consultants and advisors as deemed necessary.

Review and approve investment manager objectives and guidelines.

Oversee the Company’s Pension Committee.

Select the independent auditors for such plans and review the results of their examination.

VIII.    Committee’s Code of Business Conduct Duties.

The Committee shall:

Annually review with management and report to the Board on the implementation of the Company’s Code of Business Conduct and the periodic certification by associates of the Company.

Discuss and secure annual certifications from all directors as to their compliance with the Code.

Review and approve or reject any request for waiver of material deviations or exceptions from the provisions of the Code by any director or senior management associate and provide for such disclosure thereof as is required.

IX.    Charter Review and Audit Committee Report.

The Committee will review and reevaluate annually the adequacy of its Charter and, where review requires amending the Charter, request that the Board of Directors approve such amendments. The Committee will also include a report in the annual proxy statement provided to shareholders in connection with the Company’s annual meeting.

INDUSTRIAL CORPORATION

Dear Shareholder:

You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Amcast Industrial Corporation, which will be held at the Hilton O’Hare, O’Hare International Airport, Chicago, Illinois 60666, at 10:00 a.m. C.S.T., on Wednesday, December 17, 2003.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items to be considered and acted upon by the shareholders.

Whether or not you plan to attend this meeting, please sign, date, and return your proxy form below as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is very important that your stock be represented.

Sincerely,

Byron O. Pond

Chairman of the Board

Ú  PLEASE VOTE, SIGN, AND RETURN THE PROXY BELOW  Ú

(please sign on reverse side)

PROXY

AMCAST INDUSTRIAL CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS DECEMBER 17, 2003

Solicited on Behalf of the Board of Directors of the Company

The undersigned holder(s) of common shares of AMCAST INDUSTRIAL CORPORATION, an Ohio corporation (the “Company”), hereby appoints Byron O. Pond and Joseph R. Grewe, and each of them, attorneys of the undersigned, with power of substitution, to vote all of the common shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Wednesday, December 17, 2003, at 10:00 a.m. C.S.T., and at any adjournment thereof, as follows:

1.	Election of Directors. Nominees for directors are: Robert C. Ayotte, Leo W. Ladehoff and Richard A. Smith; and

2.	In their discretion, upon such other business as may properly come before the meeting, or at any adjournment thereof.

INDUSTRIAL CORPORATION

Annual Meeting of Shareholders

DATE:      December 17, 2003

TIME:      10:00 a.m. C.S.T.

PLACE:    the Hilton O’Hare

O’Hare International Airport

Chicago, Illinois 60666

Ú PLEASE VOTE, SIGN, AND RETURN THE PROXY BELOW Ú

[x]	Please mark your votes as in this example.

When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder. If no direction is specified, this proxy will be voted for Proposal 1.

Directors recommend a vote FOR all Nominees.

1. Election of All	FOR	WITHHELD	2. In their discretion, upon such other business as may properly come before the meeting, or at any adjournment thereof.

Directors (see reverse)

For all except the following nominee(s):

Receipt is acknowledged of Notice of the above meeting, the Proxy Statement relating thereto and the Annual Report to Shareholders for the fiscal year ended August 31, 2003.

DATED:                                                        , 2003

(Signatures)

Shareholders should date this proxy and sign here exactly as name appears hereon. If stock is held jointly, both owners should sign this proxy. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.